Exhibit 99.2

Beech Street Corporation

(a Delaware corporation)

Consolidated Financial Statements

As of December 31, 2004 and 2003

Beech Street Corporation

(a Delaware corporation)

Index

December 31, 2004 and 2003

Page(s)

Review Report of Independent Auditors	1

Consolidated Financial Statements:

Balance Sheets	2

Statements of Income	3

Statements of Shareholders’ Equity	4

Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6–15

Report of Independent Auditors

To the Board of Directors and Shareholders of

Beech Street Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Beech Street Corporation and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orange County, California
January 28, 2005

Beech Street Corporation

(a Delaware corporation)

Consolidated Balance Sheets

December 31, 2004 and 2003

	2004	2003
Assets
Current assets
Cash and cash equivalents	$3,226,000	$5,103,000
Accounts receivable, net of allowance for doubtful accounts of $152,000 and $162,000, at December 31, 2004 and 2003, respectively	6,851,000	6,674,000
Other receivables	164,000	1,744,000
Prepaid expenses and other current assets	1,266,000	1,626,000

Total current assets	11,507,000	15,147,000

Equipment, software and fixtures, net	3,446,000	5,169,000
Intangible assets	1,426,000	100,000
Goodwill	19,353,000	17,675,000
Deposits and other assets	2,907,000	2,425,000

Total assets	$38,639,000	$40,516,000

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$1,578,000	$1,811,000
Accrued expenses	5,223,000	5,249,000
Deferred tax liability	492,000	389,000

Total current liabilities	7,293,000	7,449,000

Long-term liabilities
Deferred tax liability	2,414,000	3,087,000
Other liabilities	2,784,000	4,161,000

Total long-term liabilities	5,198,000	7,248,000

Total liabilities	12,491,000	14,697,000

Commitments and contingencies (Note 6)
Shareholders’ equity
Cumulative Convertible Preferred Stock, par value $.001; 0 and 435,048 shares authorized, issued and outstanding at December 31, 2004 and 2003, respectively	—	10,000,000
Common Stock, par value $0.001; 4,000,000 and 4,000,000 shares authorized; 2,990,729 and 2,555,181 shares issued and outstanding at December 31, 2004 and 2003, respectively	3,000	3,000
Additional paid-in capital	30,985,000	20,980,000
Accumulated deficit	(4,840,000)	(5,164,000)

Total shareholders’ equity	26,148,000	25,819,000

Total liabilities and shareholders’ equity	$38,639,000	$40,516,000

The accompanying notes are an integral part of these consolidated financial statements.

Beech Street Corporation

(a Delaware corporation)

Consolidated Statements of Income

December 31, 2004 and 2003

	2004	2003
Revenues, gross	$71,379,000	$70,625,000
Rebates	(1,483,000)	(1,624,000)

Revenues, net	69,896,000	69,001,000
Expenses
Operating expenses	62,209,000	56,557,000
Depreciation and amortization	3,016,000	3,043,000

Total expenses	65,225,000	59,600,000

Income from operations	4,671,000	9,401,000
Interest expense, net	797,000	262,000

Income before provision for income taxes	3,874,000	9,139,000
Provision for income taxes	1,550,000	3,693,000

Net income	$2,324,000	$5,446,000

The accompanying notes are an integral part of these consolidated financial statements.

Beech Street Corporation

(a Delaware corporation)

Consolidated Statements of Shareholders’ Equity

For the Years Ended December 31, 2004 and 2003

	Cumulative Convertible Preferred Stock				Additional Paid-In Capital		Total Shareholders’ Equity
			Common Stock			Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2002	435,048	$10,000,000	2,555,181	$3,000	$20,980,000	$(8,610,000)	$22,373,000
Preferred stock dividends	—	—	—	—	—	(2,000,000)	(2,000,000)
Net income	—	—	—	—	—	5,446,000	5,446,000

Balance, December 31, 2003	435,048	10,000,000	2,555,181	3,000	20,980,000	(5,164,000)	25,819,000
Preferred stock dividends	—	—	—	—	—	(2,000,000)	(2,000,000)
Conversion, preferred to common	(435,048)	(10,000,000)	435,048	—	10,000,000		—
Options exercised	—		500	—	5,000		5,000
Net income	—	—	—	—	—	2,324,000	2,324,000

Balance, December 31, 2004	—	$—	2,990,729	$3,000	$30,985,000	$(4,840,000)	$26,148,000

The accompanying notes are an integral part of these consolidated financial statements.

Beech Street Corporation

(a Delaware corporation)

Consolidated Statements of Cash Flows

December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities
Net income	$2,324,000	$5,446,000
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,016,000	3,043,000
Bad debt expense	672,000	860,000
Noncash income	—	(178,000)
Noncash compensation expense	—	13,000
Noncash restructuring costs	—	—
Deferred income taxes	(1,029,000)	4,248,000
Changes in operating assets and liabilities, net of business acquired
Accounts receivable	(747,000)	(718,000)
Other receivables	1,580,000	(1,421,000)
Prepaid expenses and other current assets	360,000	(480,000)
Deposits and other assets	(482,000)	(272,000)
Accounts payable	(233,000)	999,000
Accrued expenses	(71,000)	3,000
Other long-term liabilities	1,058,000	524,000

Net cash provided by operating activities	6,448,000	12,067,000

Cash flows from investing activities
Purchases of equipment, software and fixtures	(1,274,000)	(2,049,000)
Purchase of intangibles assets	(197,000)	(100,000)
Purchase of business, net of cash acquired	(2,424,000)	—

Net cash used in investing activities	(3,895,000)	(2,149,000)

Cash flows from financing activities
Payments on long-term debt	—	(3,525,000)
Stock options exercised	5,000	—
Dividends paid	(4,435,000)	(4,350,000)

Net cash used in financing activities	(4,430,000)	(7,875,000)

Net increase (decrease) in cash and cash equivalents	(1,877,000)	2,043,000
Cash and cash equivalents
Beginning of year	5,103,000	3,060,000

End of year	$3,226,000	$5,103,000

Supplemental disclosure of cash flow information
Cash paid during the year for
Interest	$410,000	$209,000
Income taxes	875,000	444,000
Supplemental disclosure of noncash investing and financing activities
Accrued dividend for preferred stock (Note 8)	$—	$2,000,000
Conversion of preferred stock (Note 8)	10,000,000	—

The accompanying notes are an integral part of these consolidated financial statements.

Beech Street Corporation

(a Delaware corporation)

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

1.	Background and Summary of Significant Accounting Policies

Organization and Background

Beech Street Corporation, a Delaware corporation, (the “Company”) provides access to its networks of preferred providers, utilization management services, case management services, and other cost management and information services to various entities, including insurance companies, self-insured employers, third party administrators and other organizations.

Basis of Presentation

The accompanying consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, reflect the consolidated results of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

Revenue Recognition

The Company receives revenues for Preferred Provider Organization (“PPO”) services, utilization management services, and case management services on a predetermined contractual basis (such as a percentage of the derived savings or on a fixed fee per plan participant). Revenues are generally recognized at the time services are provided.

Gross revenues include rebates paid in connection with revenue generating activity. Such rebates are deducted to present net revenues.

Credit Risk

The Company’s customers are primarily insurance companies, self-insured corporations, third-party administrators, government entities and other managed care companies located in major metropolitan areas throughout the United States of America; consequently, the majority of its revenues and receivables are generated from these market segments.

The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The allowance for doubtful accounts represents management’s estimate of the amounts ultimately expected not to be collected. In estimating the appropriate level of the allowance for doubtful accounts, management relies predominantly on an internal analysis based upon a specific review of accounts and historical experience. The Company believes that the allowance for doubtful accounts is adequate to absorb estimated losses as of December 31, 2004.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Equipment, Software and Fixtures

Equipment and fixtures are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the life of the asset or the remaining term of the related lease. Capitalized software costs are amortized using the straight-line method over the estimated useful life of the software, which is approximately two to three years.

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2004 and 2003

Capitalized Software Costs

The Company accounts for capitalized software costs in accordance with Statement of Position (“SOP”) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. In accordance with SOP 98-1, upon meeting the specified criteria, the Company capitalizes external direct costs of materials and services consumed in developing or obtaining internal-use software, along with payroll and payroll related costs for employees who are directly associated with such project.

Goodwill and Intangible Assets

Goodwill represents the excess cost over fair market value of net assets acquired.

A reconciliation of goodwill for the years ended December 31, 2004 and 2003 is as follows:

December 31, 2002	$19,776,000
Reduction of net operating loss carryforward valuation allowance	(2,101,000)

December 31, 2003	17,675,000
Acquisition of Best Care	1,678,000

December 31, 2004	$19,353,000

Goodwill is not amortized. Goodwill is subject to an annual impairment assessment by applying a fair-value based test. The Company evaluates the carrying value of goodwill in the fourth quarter of each fiscal year. As part of the evaluation, the Company compares the carrying value of goodwill with its fair value to determine whether there has been impairment. Management uses projected future cash flows discounted at the Company’s incremental borrowing rate as an indicator of fair value. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management’s estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. An impairment loss is recognized if the carrying amount of goodwill exceeds its fair value. As of December 31, 2004, the Company does not believe any impairment of goodwill has occurred.

Other intangible assets consisting of provider contracts are amortized on a straight-line basis over the estimated lives of the assets, fifteen years.

A reconciliation of other intangible assets is as follows:

	December 31, 2004		December 31, 2003
	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Provider contracts	$1,445,000	$19,000	$100,000	$—

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2004 and 2003

Amortization expense for other intangible assets in fiscal years 2004 and 2003 was $19,000 and $0, respectively. Estimated amortization expense for the next five years ending December 31 is as follows:

2005	$86,000
2006	96,000
2007	96,000
2008	96,000
2009	96,000

Income Taxes

The Company accounts for income taxes as prescribed by Statement of Financial Accounting Standard (“SFAS”) No. 109, Accounting for Income Taxes. SFAS No. 109 prescribes the use of the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax laws. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are expected to be realized.

Stock-Based Compensation

In accordance with SFAS No. 123, Accounting for Stock-Based Compensation, the Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and has adopted the “disclosure only” alternative allowed under SFAS No. 123.

Pursuant to SFAS No. 123, the fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0.0%, volatility of 0.0%, risk-free interest rate from 4.7% to 7.9%, and an expected life of ten years.

	2004	2003
Net income, as reported	$2,324,000	$5,446,000
Pro forma compensation expense, net of related tax effects	—	128,000

Pro forma net income	$2,324,000	$5,318,000

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised), Share-Based Payment. Under the new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic value method in accordance with APB No. 25. Instead, companies will be required to account for such transactions using a fair value

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2004 and 2003

method and to recognize the expense over the service period. SFAS No. 123 (revised) will be effective for the Company in the year ended December 31, 2006.

Reclassifications

Certain reclassifications have been made to prior year balances to conform to the current year presentation.

2.	Detail of Selected Balance Sheet Accounts

Equipment, software and fixtures consist of the following as of December 31:

	2004	2003
Equipment, fixtures and computer equipment	$5,297,000	$5,122,000
Computer software and software development costs	11,292,000	10,209,000
Leasehold improvements	1,736,000	1,720,000

	18,325,000	17,051,000
Less: Accumulated depreciation and amortization	(14,879,000)	(11,882,000)

	$3,446,000	$5,169,000

Depreciation expense associated with equipment, fixtures and leasehold improvements was $658,000 and $675,000 for the years ended December 31, 2004 and 2003, respectively. Amortization expense of capitalized software costs was $2,339,000 and $2,368,000 for the years ended December 31, 2004 and 2003, respectively.

Accrued expenses consist of the following as of December 31:

	2004	2003
Accrued employee paid time off	$1,369,000	$1,476,000
Accrued taxes	633,000	—
Accrued commissions	63,000	112,000
Accrued rebates and broker fees	339,000	400,000
Accrued payroll	1,054,000	1,199,000
Other	1,765,000	2,062,000

	$5,223,000	$5,249,000

3.	Acquisition of Best Care

In September 2004, the Company acquired all of the outstanding common shares of Best Care, Inc (“Best Care”). The acquisition was accounted for as a purchase by the Company in accordance with SFAS No. 141, Business Combinations. Best Care is a PPO operating a regional network of physicians, hospitals and ancillary providers throughout Louisiana and Mississippi. The Company expects the Best Care acquisition to complement the breadth and quality of its existing PPO presence in the marketplace. The aggregate purchase price was approximately $2,424,000 net of cash acquired. The excess purchase price paid by the Company over its estimate of the fair market value of the tangible and other intangible assets as of the date of the acquisition was approximately

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2004 and 2003

$1,678,000 and is reflected as goodwill in the accompanying consolidated balance sheet as of December 31, 2004. Goodwill is not amortized but is subject to an ongoing assessment for impairment. A preliminary summary of the assets acquired and liabilities assumed follows (amounts in thousands):

Cash purchase price, net of cash acquired	$2,424,000
Estimated fair values of assets acquired Accounts receivable	102,000
Provider contracts	1,148,000
Liabilities assumed	(45,000)
Deferred tax liability	(459,000)

Goodwill	$1,678,000

The results of operations of the acquired entity during the period since acquisition are included in the income statement ended December 31, 2004. The acquisition purchase agreement calls for contingent payments of up to $2,500,000 over the next two years if specific operating performance metrics are achieved. Any future contingent payments will be accounted for as an adjustment to goodwill in accordance with SFAS No. 141.

4.	Credit Agreement

Effective December 8, 2000, and as amended in previous years and the current year, the Company is party to a credit agreement (the “Agreement”), allowing for borrowings up to $25,000,000. The Agreement consists of 1) a $15,000,000 acquisition line of credit and 2) a $10,000,000 revolving line of credit. Any borrowings under the terms of the Agreement bear interest at either 1) the bank’s prime rate plus applicable margin, as defined in the Agreement, or 2) the LIBOR rate plus the LIBOR rate applicable margin, as defined in the Agreement. Interest is payable on a monthly basis. Pursuant to the terms of the Agreement, borrowings and interest outstanding on the revolving line of credit are due on November 30, 2006, and, borrowings and interest outstanding on the acquisition line of credit is due on November 30, 2007.

As of December 31, 2004, the Company had no borrowings outstanding on either the acquisition or revolving line of credit.

The Agreement contains various financial and nonfinancial covenants. The Company is required to maintain certain financial ratios throughout the term of the Agreement, including a defined current ratio, certain levels of debt to adjusted cash flow as defined, minimum levels of cash flows, minimum fixed charges coverage levels and minimum levels of net worth. As of December 31, 2004, the Company was in compliance with all of the covenant requirements.

5.	Transactions With Related Parties

Management and other support services are provided to the Company by entities controlled by certain shareholders. Total fees incurred and paid relating to these services were approximately $276,000 and $482,000 for fiscal years 2004 and 2003, respectively.

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2004 and 2003

6.	Commitments and Contingencies

401(k) Plan

The Company has a defined contribution plan (the “Plan”) established under section 401(k) of the Internal Revenue Code in which all eligible employees can elect to participate. The employees can elect to have certain percentages of their pay withheld for contribution to the Plan on a tax-free basis. The Company matches employees’ contributions as defined in the Plan. During the years ended December 31, 2004 and 2003, the Company made contributions to the Plan of approximately $408,000 and $384,000, respectively.

Letter of Credit

The Company has established an irrevocable and unconditional standby letter of credit in favor of its workers’ compensation insurer for drawings up to $550,000. The beneficiary may draw on this letter of credit if the Company fails to meet their obligations under the policy. The letter of credit was originally set to expire on March 7, 2004, however, the letter of credit was automatically extended until March 7, 2005.

At December 31, 2004 and 2003, no amount had been drawn on this letter of credit.

Deferred Compensation Plan

Effective October 1, 1997, the Company adopted an Executive Deferred Compensation Plan (the “Executive Plan”) for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Company. During 2002, the Company amended the Plan to include Company contributions at the discretion of the board of directors. The benefits provided under the Executive Plan are intended to be in addition to other employee benefit programs offered by the Company. The employees can elect to defer up to 50% of their base salary and/or 100% of bonuses earned. As of December 31, 2004 and 2003, the Company has recorded a liability due to employees under this Executive Plan of approximately $2,784,000 and $1,726,000, respectively, which is reflected as other long-term liabilities in the accompanying consolidated balance sheet.

Operating Leases

At December 31, 2004 and 2003, the Company has operating lease agreements for its principal facility and for certain equipment, expiring through 2011. Total operating lease expense during the years ended December 31, 2004 and 2003 was approximately $6,168,000 and $6,207,000, respectively. Estimated future minimum lease payments, by fiscal year, are as follows:

Years Ending December 31,
2005	$5,042,000
2006	3,589,000
2007	1,068,000
2008	873,000
2009 and thereafter	2,043,000

$12,615,000

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2004 and 2003

Legal Matters

The Company is involved in legal actions and regulatory proceedings, which arise in the normal course of business. Provisions are made for anticipated losses when considered by management to be probable and reasonably estimatable. In the opinion of management, after consultation with legal counsel, none of these unresolved matters will have a material adverse effect on the Company’s financial position or results of operations.

In May 2003, a complaint was filed against the Company alleging breach of contract. The plaintiff has alleged damages in excess of $10,000,000. Similar actions have been filed by this plaintiff in connection with this complaint in the past, all of which were dismissed by the courts. The Company’s management believes that this complaint, as with all others, is without merit and has requested dismissal. In addition, the Company has, and has sought, contractual indemnity rights against other third parties for any potential loss. Although the ultimate disposition of legal proceedings cannot be predicted with certainty, it is the opinion of the Company’s management that the outcome of this action will not have a materially adverse effect on the Company’s financial position or operations.

7.	Income Taxes

The provision for income taxes consists of the following for the years ended December 31:

	2004	2003
Current
Federal	$1,906,000	$(782,000)
State	673,000	117,000

	2,579,000	(665,000)

Deferred
Federal	(600,000)	3,630,000
State	(429,000)	728,000

	(1,029,000)	4,358,000

	$1,550,000	$3,693,000

The components of the Company’s deferred tax asset (liability) as of December 31 are as follows:

	2004	2003
Current (liability) asset
Amortization	$(590,000)	$(310,000)
Allowance for doubtful accounts	66,000	332,000
Prepaids, accruals and other	32,000	(411,000)

	$(492,000)	$(389,000)

Noncurrent (liability) asset
Software development costs	$(1,295,000)	$(2,416,000)
Intangible assets	(459,000)	—
Other	(742,000)	(1,373,000)
Depreciation and amortization	(142,000)	702,000
Net operating loss carryforward	224,000	—

	$(2,414,000)	$(3,087,000)

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2004 and 2003

In connection with an acquisition in 1999, the Company established a valuation allowance related to acquired net operating loss carryforwards as it was more likely than not the Company would not be able to utilize these loss carryforwards prior to expiration. In 2003 management determined, based upon current levels of income, that the Company would be able to utilize these loss carryforwards prior to expiration. Accordingly, the Company reduced the valuation allowance in the amount of $2,101,000 with a corresponding reduction in the goodwill recorded at the time of the acquisition.

The Company’s effective income tax rate differs from the federal statutory rate as follows for the years ended December 31:

	2004	2003
Provision for income taxes at federal statutory rate	34.0%	34.0%
State income taxes, net of federal benefit	5.9%	6.1%
Permanent items	1.0%	0.3%
Other	-0.9%	0.0%

Tax rate	40.0%	40.4%

8.	Shareholders’ Equity

Cumulative Convertible Preferred Stock

During 1999, the Company issued 435,048 shares of Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”) to certain existing common shareholders, which generated net proceeds of $10,000,000. Each outstanding preferred shares was converted into one share of common stock at December 31, 2004.

As of December 31, 2004 and 2003, accrued dividends of $0 and $2,435,000, respectively, are reflected in other long-term liabilities in the accompanying consolidated balance sheet.

Warrants

The following is a summary of the warrant activity for the years ended December 31, 2004 and 2003:

	Number of Warrants	Weighted- Average Exercise Price	Exercisable
Outstanding, December 31, 2002	30,000	$10.50	30,000
Issued/exercised	—	—	—

Outstanding, December 31, 2003	30,000	10.50	30,000
Repurchased	(30,000)	(10.50)	(30,000)

Outstanding December 31, 2004	—	$—	—

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2004 and 2003

The repurchase of the 30,000 warrants is reflected as a component of interest expense in the consolidated income statement for the year ended December 31, 2004.

9.	Stock Option Plan

The Company’s Stock Incentive Plans (the “Plans”) provides for the grant of stock options to certain officers, directors, key employees, consultants and others performing services to the Company. A total of 447,000 shares have been reserved for issuance under the Plans. Options for qualified stock options granted thereunder have an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Options granted for nonqualified stock options have an exercise price that shall not be less than 85% of the fair market value of the common stock at the date of grant. As of December 31, 2004, 4,187 total shares remain available for grant under the Company’s stock option plan.

The options generally vest over three years and generally expire either five or ten years from the date of grant. The Company accounts for its stock options pursuant to Accounting Principles Board (“APB”) Opinion No. 25. Accordingly, no compensation expense has been recognized for these grants as the exercise price equaled or exceeded the fair market value of the Company’s common stock on the date of grant.

The following is a summary of the stock option activity for the years ended December 31:

	2004		2003
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding, beginning of year	482,000	$16.87	487,000	$16.93
Granted	67,000	$23.00	—	$—
Exercised	(1,000)	$10.00	—	$—
Canceled	(105,000)	$13.78	(5,000)	$23.00

Outstanding, end of year	443,000	$18.54	482,000	$16.87

Options exercisable, end of year	376,000	$17.74	482,000	$16.87

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2004 and 2003

Outstanding stock options at December 31 consist of the following:

2004			2003
Options Outstanding
Shares	Exercise Price/ Weighted- Average Exercise Price	Weighted- Average Remaining Life	Shares	Exercise Price/ Weighted- Average Exercise Price	Weighted- Average Remaining Life
139,000	$10.00	3.14	214,000	$10.00	4.14
46,000	$19.44	6.00	49,000	$19.44	2.92
258,000	$23.00	7.20	219,000	$23.00	7.41

443,000	$18.54	5.80	482,000	$16.87	5.50

10.	Subsequent Event (unaudited)

On October 3, 2005, all of the outstanding shares of the Company’s capital stock were acquired by Concentra Operating Corporation in a $165.0 million cash transaction.